Exhibit 10(ii)

RESOLUTION OF THE BOARD OF DIRECTORS
OF
POTASH CORPORATION OF SASKATCHEWAN INC.
(the “Corporation”)

        WHEREAS the Canada Business Corporation Act authorizes the Corporation to indemnify its directors and officers and persons who, at the Corporation’s request, act as directors or officers of, or in a similar capacity to, other entities (each, an “Eligible Indemnitee”);

        AND WHEREAS the by-laws of the Corporation require the Corporation to indemnify its Eligible Indemnitees whenever required or permitted by law;

        NOW THEREFORE BE IT RESOLVED THAT:

1.	the form of Agreement of Indemnification attached hereto as Schedule “A” (the “Agreement of Indemnification”) be and it is hereby approved;

2.	any director or officer of the Corporation is hereby authorized from time to time to execute and deliver Agreements of Indemnification for and in the name of and on behalf of the Corporation with each person who is, or who becomes, an Eligible Indemnitee, substantially in the form and on the terms and subject to the conditions of the Agreement of Indemnification;

3.	any one officer or director of the Corporation is hereby authorized and directed to do all such other acts and to execute, whether under the corporate seal of the Corporation or otherwise, and deliver, for, on behalf of, and in the name of the Corporation, all such other documents, instruments or agreements and to take all such actions from time to time as such officer or director may in his or her sole and absolute discretion determine to be necessary or advisable to give and effect and carry out the foregoing provisions of this resolution and the terms of the Agreement of Indemnification, the doing of all such acts and things and the execution and delivery of such documents, instruments and agreements being conclusive evidence of such determination.

Schedule “A”

AGREEMENT OF INDEMNIFICATION

THIS AGREEMENT made the                      day of 2004.

BETWEEN:

POTASH CORPORATION OF SASKATCHEWAN INC. (a corporation continued under the Canada Business Corporations Act,

(the “Corporation”);

– and –

•

(the “Indemnitee”).

WHEREAS it is essential to the Corporation to retain and attract as directors and officers of the Corporation or other bodies corporate with which the Corporation has a relationship and other individuals to act in a similar capacity of other entities with which the Corporation has a relationship (collectively the “Included Entities”) the most capable persons available;

AND WHEREAS, for that purpose, it is the policy of the Corporation to indemnify its directors and officers and the persons who, at the Corporation’s request, act as directors or officers of or in a similar capacity for Included Entities (collectively the “Eligible Indemnitees”) as permitted by law;

AND WHEREAS, the bylaws of the Corporation require the Corporation to indemnify its Eligible Indemnities whenever required or permitted by law;

AND WHEREAS the Corporation has requested the Indemnitee to act or to continue to act as a director or officer of, or to act in a similar capacity for, one or more Included Entities;

AND WHEREAS the Indemnitee has agreed to act or to continue to act as a director or officer, or both, or to act in a similar capacity, of one or more of the Included Entities upon the condition that the Corporation executes and delivers this agreement of indemnification;

NOW, THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants herein contained and for good and valuable consideration, the receipt of which is hereby acknowledged by both parties, the Corporation and Indemnitee agree as follows:

1.	Agreement to Serve: The Indemnitee agrees to act or to continue to act as a director and/or officer of or in a similar capacity for Included Entities for so long as [he or she] is duly elected or appointed or until such time as he or she ceases to so act, whether by resignation in writing or otherwise.

2.	Indemnity Right: To the extent permitted under applicable law, and subject to the further terms and conditions of this agreement, the Corporation hereby agrees to indemnify the Indemnitee and [his/her] personal representatives against all costs, charges and expenses, including, without limitation, any amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnitee in respect of any civil, criminal, administrative, investigative or other proceeding to which the Indemnitee by reason of being or having been a director and/or officer or acting or having acted in a similar capacity, is involved because of that association with one or more Included Entities.

3.	Scope: The agreement extends to all acts, omissions, circumstances and events, whether occurring before or after the date of this agreement.

4.	Conditions Precedent:

(a)	Notice: The Indemnitee shall, as soon as reasonably practicable after becoming aware of any claim, demand, action or proceeding which may give rise to indemnification hereunder, give written notice to the Corporation, directed to its corporate secretary, provided however, that failure to give notice in a timely fashion shall not disentitle the Indemnitee to the right to indemnity hereunder except to the extent the Corporation suffers actual prejudice by reason of the delay.

(b)	General Conditions: Notwithstanding anything herein contained, and for greater certainty, the indemnity provided by Section 2 is only available to the Indemnitee if:

(i)	the Indemnitee acted honestly and in good faith with a view to the best interests of the Included Entity;

(ii)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnitee had reasonable grounds for believing that the conduct in question was lawful; and

(iii)	in respect of an action by or on behalf of an Included Entity to procure a judgment in its favour, to which the Indemnitee is made a party by reason of the Indemnitee’s association with the Included Entity, if a court of competent jurisdiction gives its approval to the Corporation to indemnify the Indemnitee.

(c)	Defence Costs: The Corporation shall not be liable for any defence costs (including without limitation, any costs, charges and expenses to investigate, defend, or monitor any action or proceeding) incurred without its prior express consent, which consent shall not be unreasonably withheld. In considering the reasonableness of any request by the Indemnitee that the Corporation consent to the incurring of defence costs, the Corporation may consider, without limitation, the proposed choice of defence counsel, the terms of engagement or proposed counsel and the extent to which the defence costs may be controlled or limited through common efforts, including the employment of common counsel, with other directors and officers of the Included Entity, without the creation of actual or perceived conflicts of interest.

(d)	Settlements: The Corporation shall not be liable for any costs, charges, or expenses incurred in connection with any settlement in respect of any claim, demand, action or proceeding against the Indemnitee which has been entered into without the prior express consent of the Corporation. For greater clarity, and without limiting in any way the generality of the foregoing, in the event that the Indemnitee enters into any such settlement without the prior express consent of the Corporation, the Corporation shall not be responsible for indemnifying the Indemnitee for any compensation or other payment to be made under the settlement or for costs of negotiating or implementing the settlement and the Indemnitee shall not seek indemnity from the Corporation in respect of any other costs, charges or expenses in association with such settlement.

5.	Further Exceptions: Nothwithstanding anything herein contained, the indemnity proved by Section 2 shall not be applicable to or in respect of any claim arising from:

(a)	any act, omission, circumstance or event, in respect of which it is proven that the Indemnitee has improperly profited by the conduct which is the subject of the claim, demand, action or proceeding, whether by trading activities contrary to securities laws or otherwise;

(b)	failure of the Indemnitee to act in accordance with specific and lawful instructions or directions of the board of directors of the Corporation, or an officer of the Corporation who is authorized to provide instruction or directions to the Indemnitee.

6.	Approvals: Where any indemnification sought pursuant to Section 2 hereof is, under applicable law, subject to or conditional upon the approval or consent of any court or of any governmental body or regulatory authority, the Corporation agrees to make or cause to be made all necessary applications and to use its reasonable best efforts to obtain or assist in obtaining or facilitating the obtaining of such approval or consent.

7.	Right to Resign and Survival: Nothing in this agreement shall prevent the Indemnitee from resigning as a director or officer, or both, of the Corporation or any other body corporate at any time. This agreement shall survive any such resignation or any other circumstance by reason of which the Indemnitee shall cease to be a director or officer of the Corporation or any other body corporate.

8.	Settlement for Corporation: Subject to the consent of the Indemnitee, the Corporation may enter into a settlement or other agreement to compromise a claim, demand, action or proceeding which has given rise to a notice of claim for indemnity hereunder.

If the Indemnitee refuses to give consent to the terms of a proposed settlement or compromise which is otherwise acceptable to the Corporation, any amount awarded against the Indemnitee in excess of the amount for which settlement or compromise could have been made by the Corporation shall not be recoverable under this agreement, it being further agreed by the parties that in such event the Corporation shall only be responsible for costs, charges and expenses up to the time at which settlement could have been made.

9.	Advance Payment of Defence Costs: Except as otherwise expressly provided herein, in the event the Indemnitee is not in fact receiving indemnification on a current basis from any other source with respect to any matter for which indemnity is available pursuant to this agreement except for the indemnities provided for in Section 14 and in Section 15 hereof, the Corporation will advance and pay all costs, charges and expenses reasonably incurred by the Indemnitee in respect of any civil, criminal, administrative, investigative, or other proceeding in which the Indemnitee, by reason of being or having been a director and/or officer or acting or having acted in any similar capacity, is involved because of that association with one or more Included Entities, as such costs, charges and expenses are incurred, provided however:

(a)	that no such advancement shall be made unless and until the Indemnitee has provided to the Corporation a written affirmation of [his/her] good faith belief that [he/she] has met the standard of conduct necessary for indemnification by the Corporation as provided for in Section 4(b) hereof;

(b)	that no such advancement shall be made unless and until the Indemnitee has provided to the Corporation a written undertaking by or on behalf of the Indemnitee to repay all amounts so advanced forthwith if it shall be determined that the Indemnitee has not met the standard of conduct necessary for indemnification by the Corporation as provided for in Section 4(b) hereof;

(c)	that if the Indemnitee subsequently receives indemnification or reimbursement for all or part of any costs, charges or expenses from a source or sources other than the Corporation, the amounts so advanced and paid by the Corporation shall be repaid by the Indemnitee to the Corporation forthwith upon request, to the extent that the Indemnitee receives indemnification or reimbursement from such other source or sources.

10.	Subrogation: To the extent permitted by law, the Corporation shall be subrogated to all rights which the Indemnitee may have under all policies of insurance or other contracts pursuant to which the Indemnitee may be entitled to reimbursement of, or indemnification in respect of, all or any part of the costs, charges and expenses which are borne by the Corporation pursuant to this agreement.

11.	Proper Law and Attornment: This agreement shall be construed in accordance with and governed by the laws of the Province of Saskatchewan and the parties hereto attorn to the jurisdiction of the courts of Saskatchewan in respect of any proceedings arising out of this agreement.

12.	Severability: Each section, and each provision within each section, of this agreement is severable, the one from the other, and if for any reason any section or provision of this agreement is not enforceable or is otherwise invalid at law, or would render invalid or unenforceable any policy of insurance purchased by the Corporation on behalf of or for the benefit of either the Corporation or the Indemnitee, the same shall be severed from the remainder of the agreement and the remainder of this agreement shall nonetheless be given full force and effect in accordance with its terms.

13.	Further Responsibilities and Assurances: The Indemnitee:

(a)	shall attend diligently to, and assist in the conduct of, the defence of any claim, demand, action or proceeding, shall assist in enforcing any right of contribution or indemnity against any person or organization and shall attend hearings and trials and assist in securing and giving and obtaining the attendance of witnesses;

(b)	shall not voluntarily make any payment, assume any obligation or admit any liability in respect of any claim, demand, action or proceeding without the prior express consent of the Corporation; and

(c)	shall execute such further assurances and document, give such consents and perform such further acts as the Corporation may reasonable request in order that the Corporation may enjoy the full benefits of this agreement in accordance with its terms and for that purpose shall enter into such assignments, powers of attorney and other documents as may be reasonably required in the circumstances.

14.	Further Indemnity: In addition to the other indemnities provided for herein, the Corporation shall defend, indemnify and hold Indemnitee harmless from any loss, liability, damage, or expense, including reasonable attorney’s fees, arising in connection with or resulting from any breach or non-fulfillment or any agreement on the part of the Corporation under this agreement.

15.	Payment: Any indemnification or advancement of expenses required hereunder shall be made promptly upon, and in any event within thirty (30) days after, a written request from the Indemnitee to the Corporation. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days of the date such request is received by the Corporation, the Indemnitee may at any time bring suit against the Corporation in any court of competent jurisdiction to establish the Indemnitee’s right to indemnity or advancement of expenses. Indemnitee’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification in any such action or proceeding shall also be indemnified by the Corporation.

16.	Initiation of Claims: Notwithstanding anything in this agreement to the contrary, except with respect to proceedings initiated by Indemnitee to enforce rights of indemnification to which Indemnitee is entitled under this agreement, the Corporation shall indemnify Indemnitee in connection with a proceeding (or part thereof) initiated by Indemnitee only if the Initiation of such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

17.	Enurement and Successors: This agreement is irrevocable and enures to, and is binding upon, the parties hereto and their respective heirs, successors, representatives and assigns.

IN WITNESS WHEREOF the Corporation and the Indemnitee have executed this Agreement as of the day and year first written above.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:

Name:

SIGNED, SEALED and DELIVERED by in the presence of

Witness	Name